Exhibit 10.3

Form Of

DISTRIBUTION REINVESTMENT PLAN

OF

FRANKLIN BSP REAL ESTATE CREDIT BDC

Franklin BSP Real Estate Credit BDC, a Delaware statutory trust (the “Company”), hereby adopts the following plan (the “Plan”) with respect to cash dividends or distributions (each, a “Distribution”) declared by its Board of Trustees (the “Board of Trustees”) on its common shares of beneficial interest, par value $0.001 per share (the “Shares”):

1. Unless a shareholder specifically elects to receive cash in accordance with the Plan, all Distributions hereafter declared by the Board of Trustees shall be payable in Shares, and no action shall be required on such shareholder’s part to receive a Distribution in Shares. SS&C GIDS, Inc., the plan administrator and the Company’s transfer agent and registrar (collectively, the “Plan Administrator”), will establish an account for Shares received pursuant to the Plan for each shareholder who has not affirmatively elected to receive Distributions in cash (each a “Participant”). The Plan Administrator may hold each Participant’s Shares, together with the Shares of other Participants in the Plan Administrator’s name or that of its nominee.

2. Such Distributions shall be payable on such date or dates (each, a “Payment Date”) as may be fixed from time to time by the Board of Trustees to shareholders of record at the close of business on the record date(s) established by the Board of Trustees for such Distribution.

3. With respect to each Distribution pursuant to the Plan, the Company reserves the right to either issue new Shares or if the Shares are listed on a national securities exchange, purchase Shares in the open market for the accounts of Participants in connection with implementation of the Plan. Unless the Company, in its sole discretion, otherwise directs the Plan Administrator:

(a) if the Shares are listed and the Market Price (as defined below) is equal to or greater than NAV (as defined below), then the Company shall issue Shares at the greater of (i) NAV or (ii) 95% of the Market Price; or

(b) if the Shares are listed and the Market Price is less than the NAV, then, in the sole discretion of the Company, (i) Shares shall be purchased in open market transactions for the accounts of Participants to the extent practicable or (ii) the Company shall issue Shares at NAV.

(c) If the Shares are not listed, the Company shall issue Shares at NAV.

The number of Shares to be issued to a Participant is determined by dividing the total dollar amount of the Distribution payable to the Participant by the price at which the Company issues such Shares pursuant to 3(a)(i), 3(a)(ii), 3(b)(ii) or 3(c) as applicable. Shares purchased in open market transactions pursuant to 3(b)(i) will be allocated to a Participant based on the average purchase price, excluding any brokerage charges or other charges, of all Shares purchased in the open market with respect to such Distribution. “Market Price” means the market price per share of the Common Share at the close of regular trading on any exchange or inter-dealer quotation system that represents the principal trading market for the Shares (the “Principal Trading Market”) on the Payment Date, or if no sale is reported for such day, the average of the reported bid and asked prices. “NAV” means the net asset value per Share (as estimated in good faith by the Company and rounded up to the nearest whole cent) as of the last day of a fiscal quarter immediately preceding the date such Distribution is declared; provided that, in the event a Distribution is declared on the last day of a fiscal quarter, the NAV shall be deemed to be the NAV per Share as of such day.

4. A shareholder may, however, affirmatively elect to receive such shareholder’s Distributions in cash. Except as may otherwise be permitted by the Company in its sole discretion, the election will be effective immediately if such shareholder notifies (i) the Company upon the shareholder’s initial subscription for Shares or (ii) the Plan Administrator in writing not less than 10 days prior to the record date fixed by the Board of Trustees for the next Distribution; otherwise, such election will be effective only with respect to any subsequent Distribution. Such election shall remain in effect until the shareholder shall notify the Plan Administrator in writing of such shareholder’s withdrawal of the election, which withdrawal will be effective immediately if such shareholder notifies the Plan Administrator in writing not less than 10 days prior to the record date fixed by the Board of Trustees for the next Distribution; otherwise, such withdrawal will be effective only with respect to any subsequent Distribution.

5. The Plan Administrator will confirm to each Participant each issuance or acquisition made pursuant to the Plan on such Participant’s behalf as soon as practicable, but not later than 30 days after the date thereof. Although each Participant may from time to time have a fractional interest (computed to three decimal places) in a Share of the Company, no certificates for a fractional share will be issued. However, Distributions on fractional shares will be credited to each Participant’s account.

6. The Plan Administrator or another agent designated by the Company will forward to each Participant any proxy solicitation materials related to the Company and each report or other communication of the Company delivered to shareholders, and will vote any Shares held by it under the Plan in accordance with the instructions set forth on proxies returned to the Company by Participants.

7. In the event that the Company makes available to its shareholders rights to purchase additional Shares or other securities, the Shares held by the Plan Administrator for each Participant under the Plan will be added to any other Shares held by the Participant in calculating the number of rights to be issued to the Participant.

8. There will be no brokerage charges or other sales charges on newly-issued Shares acquired by a shareholder under the Plan. The Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Company. If a Participant elects by written notice to the Plan Administrator to have the Plan Administrator sell part or all of the Shares held by the Plan Administrator in the Participant’s account and remit the proceeds to the Participant, whether upon termination of the Plan by the Company, termination by a Participant of such Participant’s account under the Plan or otherwise, the Plan Administrator shall be authorized to deduct from the proceeds a $15.00 transaction fee for each transaction requested by a Participant, plus any applicable brokerage commission or additional administrative expenses charged at the prevailing market rate.

9. The Plan Administrator will be responsible for generating or providing a Form 1099-DIV or any related tax forms associated with any Distributions that are reinvested or paid out.

10. Each Participant may terminate such Participant’s account under the Plan by so notifying the Plan Administrator in writing. Such termination will be effective immediately if the Participant’s notice is received by the Plan Administrator not less than 10 days prior to the record date fixed by the Board of Trustees for the next Distribution; otherwise, such termination will be effective only with respect to any subsequent Distribution. The Plan may be terminated by the Company upon appropriate written notice, including by public disclosure that satisfies the requirement of Regulation FD or otherwise in a filing made by the Company with the U.S. Securities and Exchange Commission, at least 30 days prior to any record date for the payment of any Distribution by the Company; if such notice is made fewer than 30 days prior to such record date, such termination will be effective immediately following the Payment Date for such Distribution. Upon any termination of the Plan by the Company or by a Participant of such Participant’s account under the Plan, the Plan Administrator will cause whole Shares held for the Participant under the Plan to be credited to the Participant in book-entry form with the Company’s transfer agent and a cash adjustment for any fractional shares to be paid to the Participant at the Market Price per Share at the close of regular trading on the Principal Trading Market on the date of such termination.

11. These terms and conditions may be amended or supplemented by the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules, regulations or policies of the Securities and Exchange Commission or any other regulatory authority, by appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of such Participant’s account under the Plan. Any such amendment or supplement may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under the terms and conditions agreed upon by the Company. Upon any such appointment of any agent for the purpose of receiving Distributions, the Company shall be authorized to pay to such successor agent, for each Participant’s account, all Distributions payable on Shares held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12. The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under the Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith, or willful misconduct or that of its employees or agents.

13. These terms and conditions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principals or rules thereof, to the extent such principals would require or permit the application of the laws of another jurisdiction, and the Investment Company Act of 1940, as amended (the “1940 Act”). In the event of a conflict, the applicable provisions of the 1940 Act shall control.

Effective Date: [ ], 2024

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